Exhibit 99.1

Otonomo Technologies Ltd. and Software Acquisition Group Inc. II Announce Closing of Business Combination

HERZLIYA, ISRAEL AND LAS VEGAS, NEVADA - August 13, 2021: Otonomo Technologies Ltd. (“Otonomo”) (Nasdaq: OTMO), a premier one-stop shop for vehicle data, and Software Acquisition Group Inc. II (Nasdaq: SAII) (“Software Acquisition Group”), a publicly traded special purpose acquisition company, today announced the completion of their previously announced business combination to form a leading mobility data platform through a data ecosystem of OEMs, fleets and more than 100 service providers. The combined company will retain the name Otonomo Technologies Ltd., and its ordinary shares and warrants are expected to commence trading on Nasdaq on August 16, 2021 under the ticker symbols “OTMO” and “OTMOW,” respectively.

SAII stockholders approved the business combination at a special meeting on August 12, 2021.

The business combination, which implies an equity value of approximately $1.26 billion, will fund Otonomo’s growth, accelerate its go-to-market strategy, strengthen its leadership position and unlock new use cases and end markets.

Otonomo’s management team, led by CEO and Founder Ben Volkow, will continue to lead Otonomo. Jonathan Huberman, CEO of Software Acquisition Group, joined the Board of Directors of Otonomo upon consummation of the business combination.

Ben Volkow, Otonomo CEO said

“Today marks an important milestone in Otonomo’s journey to globalize the company and operate as a publicly traded company. Joining the public market with Software Acquisition Group is part of our commitment to transparency, growth and profitability. We look forward to adding investors to our stakeholder community and leveraging all available resources to enhance relations with our top tier clients.”

“Otonomo’s mission is to harness the immense potential of vehicle data and provide thousands of organizations across a broad range of markets the ability to seamlessly access, explore, analyze, and unlock the full power of vehicle data. The momentum of our business lays the groundwork to a significant growth opportunity. We will continue to positively impact the driving experience and create new opportunities for our data consumers across multiple markets and the entire transportation ecosystem.”

Jonathan Huberman, Software Acquisition Group II (SAII) CEO said

“On behalf of the Software Acquisition Group team, I am excited to announce the closing of this transaction, bringing Otonomo to the public markets. Ben and his team not only identified the significant opportunity that exists in the automotive data space, but also are early market leaders positioned for impressive growth. We look forward to being their partners for this next chapter.”

Transaction Overview

As a result of the business combination, Otonomo has received approximately $255.1 million in gross proceeds comprised of approximately $112.6 million of cash held in trust following Software Acquisition Group’s public stockholder redemptions and $142.5 million from a private placement in public equity (PIPE), including investments from institutional investors Fidelity Management & Research Company LLC, BNP Paribas Asset Management Energy Transition Fund and Senvest Management LLC, with support from strategic investors Dell Technologies Capital and Hearst Ventures.

Advisors

Citigroup served as financial advisor to Otonomo, and Latham & Watkins LLP and Gross Law Firm served as legal advisors to Otonomo. B. Riley Securities served as placement agent for the PIPE and as capital markets advisor to Software Acquisition Group. Kirkland & Ellis LLP and Gornitzky & Co served as legal advisor to Software Acquisition Group.

About Otonomo

Otonomo fuels a data ecosystem of OEMs, fleets and more than 100 service providers. Our platform securely ingests more than 4 billion data points per day globally from over 40 million vehicles licensed on the platform, then reshapes and enriches it, to accelerate time to market for new services that improve the in-and-around the car experience. Privacy by design and neutrality are at the core of our platform, which enables GDPR, CCPA, and other privacy-regulation-compliant solutions using both personal and aggregate data. Use cases include emergency services, mapping, EV management, subscription-based services, parking, predictive maintenance, insurance, media, in-vehicle services, traffic management, and smart city solutions. Otonomo is headquartered and has an R&D center in Israel, and it has a presence in the United States, and Europe.

For more information, visit www.otonomo.io.

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Contacts

For Otonomo

Media

Jodi Joseph Asiag

Otonomo

media@otonomo.io

Investors

Miri Segal

MS-IR

msegal@ms-ir.com

For Software Acquisition GroupMedia and Investors

Jonathan Huberman

jon@softwareaqn.com

Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the federal securities laws including statements regarding the benefits of the business combination, the products and services offered by Otonomo and the markets in which it operates, and Otonomo’s projected future results. These forward-looking statements are generally identified by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Otonomo and its management, are inherently uncertain. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: volatility in the price of Otonomo’s securities due to a variety of factors, including changes in the competitive and highly regulated industries in which Otonomo plans to operate, variations in performance across competitors, changes in laws and regulations affecting Otonomo’s business and changes in the combined capital structure, and the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the definitive proxy statement/prospectus filed with the SEC on July 21, 2021 and other documents filed by Otonomo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Otonomo assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved.